Exhibit 4.1.N

                        MERCANTILE BANKSHARES CORPORATION
                             ARTICLES SUPPLEMENTARY

                    MERCANTILE BANKSHARES CORPORATION, a Maryland corporation

having its principal office in Baltimore City, Maryland (hereinafter called the

"Corporation"), hereby certifies to the State Department of Assessments and

Taxation of Maryland (the "Department") that:

                    FIRST: Pursuant to authority contained in the Charter of the

Corporation, the Board of Directors had, pursuant to Articles Supplementary,

filed with the Department on September 13, 1989, previously classified Eight

Hundred Thousand (800,000) shares of Preferred Stock of the Corporation as

"Class A Preferred Stock," none of which shares have been issued. Thereafter, in

Articles Supplementary filed with the Department on January 2, 1990, the Board of Directors classified 1,600,000 shares of the Corporation's authorized but unissued Preferred Stock as Class A Preferred Stock, and changed the preferences, rights, voting powers, restrictions, dividends, qualifications and terms and conditions of the Class A Stock to those expressed in such Articles

Supplementary. Pursuant to authority contained in the Charter for the classification and reclassification of unissued shares of Preferred Stock, the

Board of Directors has now exercised its powers to change the preferences,

rights, voting powers, restrictions, dividends, qualifications and terms and conditions of the 1,600,000 authorized but unissued shares of the Company's

Class A Preferred Stock to those expressed in these Articles Supplementary, with the effect that these Articles Supplementary shall supercede

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any prior Articles Supplementary classifying shares of Preferred Stock of the

Corporation.

                    SECOND: A description of the Class A Preferred Stock, and of the preferences, rights, voting powers, restrictions, dividends, qualifications and terms and conditions thereof, is as follows:

Section 1.          Class A Preferred Stock.
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                    The Class A Preferred Stock shall have no par value, but

shall have a Stated Value of One Thousand Dollars ($1,000) per share. The Board of Directors may from time to time classify additional unissued shares of

Preferred Stock as Class A Preferred Stock.

Section 2.          Dividends and Distributions.
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                    The holders of record of full or fractional shares of Class

A Preferred Stock shall be entitled to receive, when and as declared by the

Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend

Payment Date"), or such other payment date as shall be fixed by the board of

Directors within fifteen days before or after such Quarterly Payment Date,

commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock (the "Original

Issue Date"), in an amount per share (rounded to the nearest cent) equal to, but no more than, the greater of (i) $10.00 or (ii) subject to the provision for adjustment hereinafter set forth, one thousand times the aggregate per share amount of all cash dividends, and one thousand times the aggregate per share amount (payable in kind) of all non-cash

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dividends or other distributions other than a dividend payable in shares of

Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the Original Issue

Date. In the event the Corporation shall at any time on or after the Original

Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of

Class A Preferred Stock are entitled (without giving effect to such event) under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common

Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    The Corporation shall declare a dividend or distribution on the Class A Preferred Stock as provided in the paragraph above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent

Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Class A

Preferred Stock shall nevertheless be payable on such

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subsequent Quarterly Dividend Payment Date. The record date for any such dividend or distribution shall be determined by the Board of Directors.

Dividends on shares of Class A Preferred Stock shall be cumulative and shall accrue without interest (i) in the case of a dividend payable pursuant to clause

(i) of the first paragraph of this Section 2, from the payment date fixed by the

Board of Directors in accordance with this Section 2 (or if no such payment date is fixed, from the applicable Quarterly Dividend Payment Date), or (ii) in the case of a dividend payable on Class A Preferred Stock by reason of a dividend or distribution payable on Common Stock, from the payment date fixed by the Board of Directors with respect to such dividend or distribution payable on Common

Stock.

Section 3.          Redemption.
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                    The Corporation, at the option of the Board of Directors,

may at any time redeem all and may from time to time redeem any part of the outstanding shares of Class A Preferred Stock at a redemption price per share equal to the Market Price (as hereinafter defined) per share of the Common Stock on the Trading Day (as hereinafter defined) immediately prior to the date fixed for redemption, multiplied by one thousand, plus in each case a sum equal to any dividends accrued or declared but unpaid. In case of the redemption of a part only of the outstanding shares of Class A Preferred Stock, the shares to be redeemed shall be either redeemed pro rata or selected by lot in such manner as the Board of Directors shall determine.

                    In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common

Stock payable in shares of

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Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), into a greater or lesser number of shares of Common

Stock, then in each such case the amount to which holders of Class A Preferred

Stock were entitled hereunder (without giving effect to such event), shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    As used herein, the term "Market Price" per share of the

Common Stock on any date of determination shall mean the average of the daily closing prices per share of the Common Stock (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if the Company shall at any time (i) declare a dividend on the Common Stock payable in Common Stock,

(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding

Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares in a reclassification of the Common Stock, and such event or an event of a type analogous to any such event shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date of determination. The closing price per share of the

Common

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Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices,

regular way, for each share of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock

Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by the National Association of Securities Dealers, Inc. Automated Quotation System

or such other system then in use, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the

Board of Directors of the Corporation; provided, however, that if on any such date the Common Stock is not listed or admitted for trading or a national securities exchange or traded in the over-the-counter market, the closing price per share of the Common Stock on such date shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board of

Directors of the Corporation, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities, and set forth in a certificate delivered to the Corporation.

                    As used herein the term "Trading Day," when used with

respect to the Common Stock, shall mean a day on which the principal national securities exchange on

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which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on a national securities exchange, a Business Day (defined to mean any day other than a Saturday, Sunday or a day on which banking institutions in New

York, New York are generally authorized or obligated by law or executive order to close).

Section 4.   Liquidation Rights.
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                    Upon the dissolution, liquidation or winding up of the

Corporation, the holders of the shares of Class A Preferred Stock shall be entitled to receive in cash, before any distribution shall be made to the holders of shares of Common Stock, a payment (the "Preferential Amount") equal to One Thousand Dollars ($1,000) per share of Class A Preferred Stock, plus an amount equal to any dividend accrued or declared but unpaid and shall further share in the liquidation proceeds with the holders of Common Stock, with the effect that the amount allocable to one share of Class A Preferred Stock shall be (i) the same as the amount allocable to one thousand shares of Common Stock,

less (ii) the Preferential Amount, and no more; provided, however, that if the

Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock),

into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Class A Preferred Stock were entitled to pursuant to clause (i), appearing above in this sentence (before deduction of the Preferential Amount), shall be adjusted by multiplying such amount by a

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fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 5.          Conversion or Exchange.
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                    Except as otherwise provided herein, the holders of shares of Class A Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                    In case the Corporation shall enter into any consolidation,

merger, combination, reclassification or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the

Original Issue Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise)

into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock shall be adjusted by

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multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6.               Voting.
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                    Each share of Class A Preferred Stock shall be entitled to

1,000 votes, voting with the Common Stock as one class on all matters submitted to a vote of the Common shareholders of the Corporation, provided that, in the event the Corporation shall at any time declare or pay any dividend on the

Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of this Class were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.               Fractional Shares.
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                    Class A Preferred Shares may be issued in fractions of a

share, which may be represented by certificates or scrip for fractional shares,

or by depositary receipts, and which shall entitle the holder, in proportion to such holder's fractional shares, to exercise

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voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock.

                    THIRD: The classification of authorized but unissued shares as set forth in these Articles Supplementary has effected no change in the authorized capital of the Corporation consisting of Two Million (2,000,000)

shares of Preferred Stock, with no par value, and One Hundred Thirty Million

(130,000,000) shares of Common Stock with a par value of Two Dollars ($2.00)

each, amounting in the aggregate to Two Hundred Sixty Million Dollars

($260,000,000).

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                    IN WITNESS WHEREOF, Mercantile Bankshares Corporation has

caused these presents to be signed in its name and on its behalf by its

President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary this 29th day of

September, 1999, and the undersigned officers acknowledge that these Articles

Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under penalties of perjury.


ATTEST:                                 MERCANTILE BANKSHARES CORPORATION

/s/ Alan D. Yarbro                      By: /s/ H. Furlong Baldwin
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    Alan D. Yarbro                         H. Furlong Baldwin
    Secretary                              Chairman, President and Chief
                                           Executive Officer

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